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                                                                    EXHIBIT 23.4



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and the use of our report dated December 22, 2000 with respect to the combined financial statements of Bay Meadows Operating Company, LLC and Bay Meadows Catering, included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-70520) and related prospectus of Magna Entertainment Corp. for the registration of Class A Subordinate Voting Stock.



                                                        /s/ ERNST & YOUNG LLP
                                                        -----------------------
                                                        Chartered Accountants


October 25, 2001
Toronto, Canada